May 12, 1998 AMENDMENT to
              THE ANNTAYLOR STORES CORPORATION
              1992 STOCK OPTION AND RESTRICTED
                  STOCK AND UNIT AWARD PLAN


     The  AnnTaylor Stores Corporation 1992 Stock Option and

Restricted  Stock and Unit Award Plan, amended and  restated

as of February 23, 1994, and as subsequently amended through

January  16,  1998 (the "Plan"), is hereby further  amended,

effective as of May 12, 1998, as follows:

     1.    Section 1 of the Plan is amended by adding a  new

sentence, following the first sentence thereof, to  read  as follows:


     The  Plan  is also intended to encourage directors
     of  the  Corporation  who  are  not  employees  or
     officers  of  the  Corporation or  its  Subsidiary
     Corporations ("Eligible Directors") to acquire  or
     increase   a   proprietary   interest    in    the
     Corporation, to further promote and strengthen the
     interest  of  such  Eligible  Directors   in   the
     development   and   financial   success   of   the
     Corporation,  and  to assist  the  Corporation  in
     attracting   and   retaining   highly    qualified
     directors by providing such directors options to purchase shares of Common Stock, as provided for herein.

     2.    Section 6 of the Plan is hereby amended by adding

thereto,  following paragraph (i) thereof, a  new  paragraph

(j)  to  read  as  follows,  and by  renumbering  succeeding paragraphs accordingly:


          (j)   GRANTS TO ELIGIBLE DIRECTORS.   On  and
     after  June  15, 1998, at the time  an  individual
     first  becomes an Eligible Director, such Eligible
     Director shall automatically be granted an  Option
     to  purchase  7,500 shares of  Common  Stock.   In
     addition,   immediately  following   each   annual
     meeting  of  the  stockholders of the  Corporation
     (beginning  with  the  Corporation's  1998  annual
     meeting  of  stockholders), each director  of  the
     Corporation who is then an Eligible Director shall
     automatically  be  granted an Option  to  purchase
     2,000    shares   of   Common   Stock.    Further,
     immediately following the 1998 annual meeting of stockholders of the Corporation, each Eligible
     Director who first became an Eligible Director prior to June 15, 1998 shall automatically be granted an Option to purchase 7,500 shares of Common Stock. Notwithstanding any provision of paragraph (e) of this Section 6 to the contrary,


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     Options  granted  pursuant to this  paragraph  (j)
     shall   first  become  exercisable  on  the  first
     anniversary   of   the  date   of   their   grant.
     Notwithstanding any provisions of paragraphs (f) or (g) of this Section 6 to the contrary, Options granted pursuant to this paragraph (j), to the extent exercisable at the time of the Eligible
     Director's cessation of service on the Board, shall remain exercisable for one year following such cessation of service for any reason other than removal for cause, but in no event later than the end of the term of the Option as set forth in paragraph (e) of this Section 6.

     The  Plan,  as  amended hereby, is hereby ratified  and

affirmed in all respects.






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